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                               THE STANLEY WORKS
                          (a Connecticut corporation)

                                TERMS AGREEMENT

                         5.75 % Notes due March 1, 2004


                                                              February 24, 1999


Goldman, Sachs & Co.
Salomon Smith Barney
  c/o Goldman, Sachs & Co.
  85 Broad Street
  New York, New York 10004

Ladies and Gentlemen:

         The Stanley Works, a Connecticut corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated as of December 1, 1992, to issue and sell to you (the "Underwriters") the Securities specified herein.

         Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty that refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus and as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Securities which are the subject of this Terms Agreement.

         Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein, except that the term "Registration Statement" shall include the registration statement (No. 33-46212) referred to in the Underwriting Agreement (the "Initial Registration Statement"), including any and all



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amendments and post-effective amendments thereto, and the registration statement (No. 333-72861) increasing the size of the offering (the "Rule 462(b) Registration Statement"), filed or to be filed pursuant to Rule 462(b) under the Act, in each case, including all exhibits thereto and the documents incorporated by reference therein (excluding the Form T-1), as of the time the Initial Registration Statement became effective or the Rule 462(b) Registration Statement became or hereafter becomes effective.

         A supplement to the Prospectus relating to the Securities which are the subject of this Terms Agreement, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and to sell to each of the Underwriters, and each of the Underwriters agrees, severally and jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth herein, the principal amount of the Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         1. Terms of the Securities. Pursuant to Section 3 of the Underwriting Agreement, the terms of the Securities shall be as set forth in Schedule II hereto.

         2. Representations and Warranties of the Company. Section 2 of the Underwriting Agreement is hereby amended to add the following additional repre-sentations and warranties:

                  a. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the date as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;


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                  b. The Company has been duly incorporated and is validly
         existing as a corporation in good standing under the laws of the State of Connecticut, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                  c. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                  d. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                  e. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party which if determined adversely would have a material adverse effect on the Company;

                  f. The Company owns or possesses, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how, trademarks, service marks and trade names, patents and patent rights necessary to carry on its business as described in the Prospectus, and, except as set forth in the Pro spectus, the Company has not received any correspondence relating to any of the foregoing or notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which the Company believes would, singly or in the aggregate, have a material adverse effect on the Company;

                  g. The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 problem. As a result of such review, the Company has developed a comprehensive Year 2000 project. While due to the inherent uncertainty in Year 2000 analysis the Company is unable to determine conclusively whether the consequences of potential Year 2000 failures by


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         either the Company or its customers and key suppliers will have a material impact on the Company's results of operations, liquidity and financial condition, the Company expects that its Year 2000 project will significantly reduce both the level of uncertainty regarding the potential impact as well as reduce the risk of interruptions to routine business operations. As of the date hereof, the Company's Year 2000 project is proceeding on schedule and the Com pany anticipates that its Year 2000 project will be completed in the fourth quarter of 1999.

         3. Conditions of the Obligations of the Underwriters. Section 5 of the Underwriting Agreement is hereby amended by deleting the words "and statistical" in the last sentence of the last paragraph of subsection 5(d).

         4. Indemnification. Section 6 of the Underwriting Agreement is hereby amended by deleting clause (ii) of subsection 6(a) in its entirety and ending the paragraph after the word "therein."

         5. Governing Law. This Agreement shall be governed by the laws of the State of New York.


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         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.



                                        Very truly yours,

                                        The Stanley Works



                                        By:   /s/ Stephen S. Weddle
                                            ---------------------------------
                                                 Stephen S. Weddle
                                                 Vice President, Secretary
                                                    and General Counsel


Accepted as of the date hereof:

Goldman, Sachs & Co.
Salomon Smith Barney Inc.



By:   /s/ Goldman, Sachs & Co.
     -----------------------------
         (Goldman, Sachs & Co.)




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                                   SCHEDULE I



                                                PRINCIPAL AMOUNT OF
               UNDERWRITER                   SECURITIES TO BE PURCHASED
               -----------                   --------------------------

         Goldman, Sachs & Co.                     $  72,000,000
         Salomon Smith Barney Inc.                   48,000,000
                                                  -------------
                  Total                           $ 120,000,000
                                                  =============




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                                  SCHEDULE II


TITLE OF SECURITIES:

         5.75% Notes due March 1, 2004

AGGREGATE PRINCIPAL AMOUNT:

         $     120,000,000

PRICE TO PUBLIC:

         99.961% of the principal amount, plus accrued interest, if any, from March 1, 1999 to March 1, 1999

PURCHASE PRICE BY UNDERWRITERS:

         99.361% of the principal amount, plus accrued interest, if any, from March 1, 1999 to March 1, 1999

FORM OF SECURITIES:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (the "Depositary") or its designated custodian

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Federal (same day) funds

CLOSING DATE AND TIME:

         10:00 a.m. (New York City time), March 1, 1999



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INDENTURE:

         Indenture dated as of April 1, 1986, between the Company and State Street Bank and Trust Company, as successor trustee, as amended by the First Supplemental Indenture, dated as of June 15, 1992.

MATURITY:

         March 1, 2004

INTEREST RATE:

         5.75%

INTEREST PAYMENT DATES:

         March 1 and September 1, commencing September 1, 1999

REDEMPTION PROVISIONS:

         None

SINKING FUND PROVISIONS:

           None

DELAYED DELIVERY CONTRACTS:

         Not authorized

CLOSING PLACE:

         Skadden, Arps, Slate, Meagher & Flom LLP
         919 Third Avenue
         New York, New York 10022

PLACE OF DELIVERY OF SECURITIES:



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         The Securities will be delivered through the book-entry facilities of the Depositary and will be made available for checking by the Underwriters, the Depositary and the Trustee at least 24 hours prior to the Closing Date

NOTICES TO THE UNDERWRITERS PURSUANT TO SECTION 9 OF THE UNDERWRITING AGREE-
MENT:

         Notices shall be given to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Fil Rensky





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